Exhibit 99.6
(Multicurrency-Cross Border)
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International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of March 29, 2007

CREDIT SUISSE INTERNATIONAL,		SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A,
a	and	a Delaware statutory trust
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a)	General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)	Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)	Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d)	Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount which Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
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(ii)	Liability. If: —
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a)	Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,
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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default’) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or to act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified
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Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such
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date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all of its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the credit worthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section
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5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b)	Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing,
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any,
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payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
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(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amount, owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent
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permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
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(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
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(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
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“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means :—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is
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located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
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“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant Confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
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“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market
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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CREDIT SUISSE INTERNATIONAL

By:	/S/ VITTORIO SCIALOJA
Name:	Vittorio Scialoja
Title:	Authorized Signatory
Date:	March 29, 2007

By:	/S/ BARRY DIXON
Name:	Barry Dixon
Title:	Authorized Signatory

SLM PRIVATE CREDIT STUDENT
LOAN TRUST 2007-A

By:	The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity as the Trustee under that certain Amended and Restated Trust Agreement dated as of March 29, 2007 by and among the Trustee, SLM Funding LLC, in its capacity as the Depositor, The Bank of New York (Delaware), in its capacity as the Delaware trustee, and The Bank of New York, in its capacity as the Indenture Trustee

By:	/S/ MARICELA MARQUEZ
Name:	Maricela Marquez
Title:	Assistant Vice President
Date:	March 29, 2007

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SCHEDULE
to the
ISDA Master Agreement
dated as of March 29, 2007
between

CREDIT SUISSE INTERNATIONAL		SLM PRIVATE CREDIT STUDENT
(the “Counterparty”)	and	LOAN TRUST 2007-A
(the “Trust”)
Part 1. Termination Provisions
(a) “Specified Entity” means in relation to the Counterparty for the purpose of:—
Section 5(a)(v): Not Applicable
Section 5(a)(vi):      Not Applicable
Section 5(a)(vii):      Not Applicable
Section 5(b)(iv):      Not Applicable
     and in relation to the Trust for the purpose of:—
Section 5(a)(v): Not Applicable
Section 5(a)(vi):      Not Applicable
Section 5(a)(vii):      Not Applicable
Section 5(b)(iv):      Not Applicable
(b) “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.
(c) Events of Default.
(i) The only “Events of Defaults” specified in Section 5(a) of this Agreement that apply to the Counterparty are the following:
Section 5(a)(i) – “Failure to Pay or Deliver”;
Section 5(a)(ii) – “Breach of Agreement”;
Section 5(a)(iii) – “Credit Support Default”;
Section 5(a)(iv) – “Misrepresentation”;
Section 5(a)(v) – “Default under Specified Transaction”;
Section 5(a)(vi) – “Cross-Default”;
Section 5(a)(vii) – “Bankruptcy”; and

Section 5(a)(viii) – “Merger Without Assumption”.
With respect to the Counterparty only: –
“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement, except that such term shall not include obligations in respect of deposits received.
“Threshold Amount” means, in respect of the Counterparty, an amount (or its equivalent in other currencies) equal to $100,000,000.
(ii) The only “Events of Defaults” specified in Section 5(a) of this Agreement that apply to the Trust are the following:
Section 5(a)(i) – ”Failure to Pay or Deliver”; provided, it shall constitute an Event of Default under Section 5(a)(i) of this Agreement with respect to the Trust only if (a) the Trust has sufficient Available Funds in the Collection Account, the Cash Capitalization Account or the Reserve Account, as applicable, to make the scheduled payment in accordance with Section 2.08 of the Administration Agreement and (b) it fails to make any such payments in violation of the terms of the Indenture and the Administration Agreement;
Section 5(a)(iii) – “Credit Support Default” will not apply to the Trust except that Section 5(a)(iii)(1) will apply in respect of the Trust’s obligations under Paragraph 3(b) of the Credit Support Annex entered into between the Counterparty and the Trust in relation to this Master Agreement; and
Section 5(a)(vii) – “Bankruptcy”; provided that (A) clauses (2), (7) and (9) thereof shall not apply to the Trust; (B) clause (4) thereof shall not apply to the Trust with respect to proceedings or petitions instituted or presented by the Counterparty or any Affiliate of the Counterparty; (C) clause (6) shall not apply to the Trust to the extent that it refers to (i) any appointment that is effected by or contemplated in connection with the Indenture or the Trust Agreement or (ii) any appointment to which the Trust has not become subject; and (D) clause (8) shall not apply to the Trust to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to the Trust.
(d) Termination Events.
(i) The only Termination Events specified in Section 5(b) of this Agreement that apply to the Counterparty are the following:
Section 5(b)(i) – “Illegality”;
Section 5(b)(ii) – “Tax Event”; provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”; and
Section 5(b)(iii) – “Tax Event upon Merger”; provided that the Counterparty shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which the Counterparty is the Affected Party.
(ii) The only Termination Events specified in Section 5(b) of this Agreement that apply to the Trust are the following:

Section 5(b)(i) – “Illegality”; and
Section 5(b)(ii) – “Tax Event”; provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”;
(e) The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to the Counterparty and will not apply to the Trust.
(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i) Market Quotation will apply, provided, however that in the event of a Counterparty Trigger Event, Part 1(f)(iv) hereof will apply.
(ii) The Second Method will apply.
(iii) The Calculation Agent shall calculate an amount that would be payable to or by the Trust under this Agreement in respect of such Early Termination Date (the “Termination Payment”).
(iv) Notwithstanding anything to the contrary in this Agreement, in the event of a Counterparty Trigger Event, the following provisions shall apply:
(A) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:
“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to the Trust (expressed as a negative number) or by the Trust (expressed as a positive number) in consideration of an agreement between the Trust and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for the Trust the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included, and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).
(B) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Trust) equal to:
(a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Trust so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as the Trust may specify in writing to the Counterparty, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;
(b) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or
(c) If on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Trust so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Trust’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.
(C) For the purpose of paragraph (4) of the definition of “Market Quotation”, the Trust shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).
(D) The Trust undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day. The Trust will be deemed to have discharged its obligations under this paragraph (D) if it requests the Counterparty to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated. If the Trust requests the Counterparty in writing to obtain Market Quotations, the Counterparty shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day. Notwithstanding the foregoing, the Counterparty may obtain Market Quotations
(E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:
Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) the Trust shall pay to the Counterparty an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Trust shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty and (3) the Counterparty shall pay to the Trust the Termination Currency Equivalent of the Unpaid Amounts owing to the Trust; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by the Counterparty under (3) shall not be netted-off against any amount payable by the Trust under item (1) above.
(F) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, the Trust shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value). The foregoing notwithstanding, in situations where there are two or more Market Quotations from Approved Replacements capable of becoming legally binding upon acceptance, the Trust may accept a Market Quotation from an Approved Replacement which is not the lowest of such Market Quotations if and only if SLM Corporation pays to the Trust, on behalf of the Counterparty, or to the Counterparty, on behalf of the Trust, the difference between the lowest of such Market Quotations and the Market Quotations accepted by the Trust.
(v) To the extent that the Counterparty is required to pay the Termination Payment to the Trust, it will be payable on the day following the day that notice of the amount payable is given to the Counterparty.
(vi) To the extent that the Trust is required to pay the Termination Payment to the Counterparty where:
(A)	(1) An Event of Default under Section 5(a)(vii) of this Agreement has occurred with respect to the Trust or (2) the Trust is the Defaulting Party and an Event of Default under Section 5(a)(i) of this Agreement has occurred with respect to any Trust Floating Rate Payments or the Trust Final Exchange Amount (each as defined in any Confirmation), the Trust shall pay such Termination Payment in accordance with Section 5.04(b)(vi), subparagraph (C) of the Indenture or Section 2.07(c)(v) of the Administration Agreement, as applicable; or

(B)	For all other Termination Payments by the Trust to the Counterparty, the Trust shall pay such Termination Payment in accordance with Section 5.04(b)(xiv) of the Indenture or Section 2.07(xv) of the Administration Agreement, as applicable.
Further, any such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is also a Distribution Date, then the payment will be payable on that date in accordance with Section 6(d)(ii). For the avoidance of doubt, interest at the Default Rate will accrue and be payable on any such amount from and including the Early Termination Date to but excluding the date such amount is paid.
(g) “Termination Currency” means United States Dollars.

(h) Additional Termination Events: The occurrence of the following event shall constitute an Additional Termination Event:
An Additional Termination Event shall occur if any of the following events occurs:
(i) The Counterparty has failed to comply with or perform any obligation to be complied with or performed by the Counterparty in accordance with any credit support annex from time to time entered into between the Counterparty A and the Trust in relation to this Master Agreement and either (A) the Second Trigger Condition does not apply or (B) less than 30 Local Business Days have elapsed since the last time the Second Trigger Condition applied.
(ii) (A) No Relevant Entity (as defined in Part 5 below) is maintaining the Second Trigger Required Ratings and 30 or more Local Business Days have elapsed since the last time any Relevant Entity maintained the Second Trigger Required Ratings and (B) (i) at least one Eligible Replacement (as defined in Part 5 below) has made a Firm Offer (as defined in Part 5(n) below) (which remains capable of becoming legally binding upon acceptance) to provide a replacement transaction and/or (ii) at least one Eligible Guarantor has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee.
The Counterparty shall be the Affected Party for purposes of this Additional Termination Event and all Transactions entered into hereunder shall be Affected Transactions.
Part 2. Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, the Counterparty will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.
(b)      Payee Representations. For the purpose of Section 3(f) of this Agreement, the Counterparty and the Trust make the representations specified below, if any:
(i) The Counterparty represents that:
(A)	it is a bank organized under the laws of the United Kingdom and is treated as a corporation for United States federal tax purposes;

(B)	in the case where a payment received or to be received by it in connection with this Agreement constitutes a payment under a transaction with respect to which it is acting through an office or agent in the United States (including only the States thereof and the District of Columbia), that such payment is or will be, as the case may be, effectively connected with its conduct of a trade or business through a Permanent Establishment (as defined in the Specified Treaty) in the United States; and

(C)	in all other cases, (I) no part of any payments received or to be received in connection with this Agreement is effectively connected with a trade or business carried on by it through a Permanent Establishment (as defined in the Specified Treaty) in the United States; (II) it is a “non-U.S. branch of a foreign person” as that term is used in United States Treasury Regulation Section 1.1441-4(a)(3)(ii) and it is a “foreign person” as that term is used in United States Treasury Regulation Section 1.6041-4(a)(4); and (III) it is “resident” and a “qualified person” within the meaning of the Specified Treaty and is fully eligible for the benefits of the “Business Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement.

“Specified Treaty” means the income tax treaty between the United States and the United Kingdom currently in effect.
(ii) The Trust represents that:
(A)	It is a Trust organized under the laws of the State of Delaware and is treated as either (X) a grantor trust for United States federal tax purposes or (Y) a disregarded entity for United States federal income tax purposes.

(B)	The Trust’s beneficial owner for United States federal tax purposes is SLM Education Credit Finance Corporation, a corporation organized under the laws of the State of Delaware that is treated as a corporation for United States federal tax purposes. SLM Education Credit Finance Corporation is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding. All terms related to taxation under this Agreement when referring to the Trust, shall be deemed to also refer to SLM Education Credit Finance Corporation.
Part 3. Documents to be delivered
(a) Tax forms, documents or certificates to be delivered are:

Party required
to deliver
document	Form/Document/Certificate	Date by which to be delivered
Counterparty	An executed United States Internal Revenue Service Form W-8ECI with respect to payments described in Part 2(b)(i)(B) and an executed United States Internal Revenue Service Form W-8BEN with respect to payments described in Part 2(b)(i)(C).	Promptly upon reasonable demand by the other party, upon execution of this Agreement, promptly upon learning that any such form previously provided by the Counterparty has become obsolete or incorrect and by December 31 of each third succeeding calendar year.

Party required
to deliver
document	Form/Document/Certificate	Date by which to be delivered
The Trust.	An executed United States Internal Revenue Service Form W-9 (or successor thereto).	(i) Upon execution of this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided by the Trust has become obsolete or incorrect.
Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, arrange for any required certification of, and deliver to the other party or such government or taxing authority as such other party directs, any form, document, or certificate that may be required or reasonably requested in order to allow such other party to make payment under this Agreement without any deduction or withholding for or on the account of any Tax rate, provided that the delivering party may legally complete the form document or certificate as requested, promptly upon the earlier of (i) reasonable demand, (ii) learning that the form, document or certificate is required, or (iii) learning that the form, document or certificate previously provided has become obsolete or incorrect.
(b) Other Documents to be delivered are: -

Party Required to		Date by which to	Covered by Section
Deliver	Form/Document/ Certificate	be delivered	3(d) Representation
Counterparty	A certificate (or an extract of the list of authorized signatories) as to the authority, incumbency and specimen signature of each person authorized to sign this Agreement and any Confirmation hereunder.	At execution of this Agreement.	Yes.

Trust	Copies of the Indenture, the Trust Agreement, the Notes and the Administration Agreement.	At execution of this Agreement.	Yes.

Trust	A certificate (or an extract of the list of authorized signatories) as to the authority, incumbency and specimen signature of each person authorized to sign this Agreement and any Confirmation hereunder.	At execution of this Agreement.	No.

Party Required to		Date by which to	Covered by Section
Deliver	Form/Document/ Certificate	be delivered	3(d) Representation
Counterparty	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party addressed to other party, the underwriters of the Notes and the rating agencies which opinion shall address the due authorisation and capacity of the Counterparty or its Credit Support Provider to enter into the Agreement and the Credit Support Annex and the enforceability of the Agreement and the Credit Support Annex.	At or promptly following the execution of this Agreement.	No.

Trust	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party addressed to other party, the underwriters of the Notes and the rating agencies.	At or promptly following the execution of this Agreement.	No.

Trust	Copies of all financial reports sent to the Depository Trust Company by or on behalf of the Indenture Trustee; provided, however that a failure to deliver these documents shall not constitute an Event of Default hereunder.	Promptly after delivery thereof.	Yes.

Trust	Any and all information reasonably requested by the Counterparty to verify the calculations made by the Calculation Agent under any Transaction.	As soon as practicable after request by the other party.	No.

Counterparty & the Trust	Letter Agreement among the Counterparty, SLM Corporation, SLM Education Credit Finance Corporation and SLM Funding LLC relating to indemnification for securities law claims.	At execution of this Agreement.	No.

Counterparty & Trust	Any Credit Support Document(s) specified in Part 4 of this Schedule.	Upon execution of this Agreement.	No.

Part 4. Miscellaneous
(a) Addresses for Notices: For the purpose of Section 12(a) of this Agreement: -

Address for notices or communications to CSi: -

(1)Address:	One Cabot Square	Attention:	(1) Head of Credit Risk Management

London E14 4QJ

	England		(2) Managing Director - Operations Department

(3) Managing Director — Legal Department

Answerback: CSI G
Telex No.: 264521
(2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

Facsimile No.:	020 7888 2686
Attention:	Managing Director — Legal Department
Telephone number for oral confirmation of receipt of facsimile in legible form: 020 7888 2028 Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary
Address for notices or communications to the Trust:-
(For all purposes)

Address:	SLM Private Credit Student Loan Trust 2007-A
c/o The Bank of New York Trust Company, N.A.
2 N. LaSalle Street 101
Chicago, Illinois 60602
Attention: Corporate Trust – Structured Finance
Facsimile No.: (312) 827-8562
Telephone No.: (312) 827-8571 Electronic Messaging System Details: None
With copies to:
(For all purposes)

Address:	Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Senior Vice President, Finance
Facsimile No.: (703) 984-5760
Telephone No.: (703) 984-5724
Electronic Messaging System Details: None
(For payment confirmation only)

Address:	Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Trust Administration
Facsimile No.: (703) 984-5651
Telephone No.: (703) 984-6706
Electronic Messaging System Details: None
(For purposes of notices under Section 5, 6, 7 and 12(b) of this Agreement:

Address:	SLM Corporation
12061 Bluemont Way
Reston, Virginia 20190
Attention: General Counsel’s Office
Facsimile No.: 703-984-6586
Telephone No.: 703-984-5677
(b) Process Agent. For the purpose of Section 13(c) of this Agreement:—
The Counterparty appoints as its Process Agent: Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: General Counsel, Legal and Compliance Department.
The Trust appoints as its Process Agent: Not Applicable.
(c) Offices. With the respect to the Counterparty, the provisions of Section 10(a) will apply to this Agreement.
(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:
The Counterparty is not a Multibranch Party.
The Trust is not a Multibranch Party.
(e) Calculation Agent. The Calculation Agent is the Trust unless an Event of Default applicable to the Trust has occurred and is continuing or a Termination Event under this Agreement has occurred and is continuing with respect to which the Trust is the sole Affected Party, in which case the Counterparty shall become the Calculation Agent. The Counterparty hereby consents to and agrees to the delegation by the Trust of all of its obligations as Calculation Agent to the Administrator of the Trust. All determinations and calculations by the Calculation Agent shall be (i) made in good faith and in a commercially reasonable manner and (ii) determined, where applicable, on the basis of then prevailing market rates or prices.
(f) Credit Support Document. Details of any Credit Support Document: -
The Counterparty:—	The Credit Support Annex between the parties hereto annexed hereto which supplements, forms part of, and be subject to, this Agreement.

The Trust:—	The Credit Support Annex between the parties hereto annexed hereto which supplements, forms part of, and be subject to, this Agreement, solely in respect to the Trust’s obligations under Paragraph 3(b) of the Credit Support Annex .

(g) Credit Support Provider.
     Credit Support Provider means in relation to the Counterparty: Not Applicable.
     Credit Support Provider means in relation to the Trust: Not Applicable.
(h) Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine) and each party hereby submits to the jurisdiction of the state and federal courts having jurisdiction over the State of New York and the City of New York.
(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to any Transaction under this Agreement.
(j) “Affiliate” will have the meaning specified in Section 14 of this Agreement.
Part 5. Other Provisions.
(a) Amendments to the Agreement.
(1)	Section 1(c) of this Agreement is amended by the addition of the words “, any credit support annex from time to time entered into between the Counterparty and The Trust with respect to this Master Agreement” after the words “Master Agreement”.
(2) Section 2(a)(iii) of this Agreement is hereby amended, with respect to the Counterparty only, to read as follows:
(iii) Each obligation of the Counterparty under Section 2(a)(i) is subject to the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated.
(3) Section 3 of this Agreement is hereby amended by inserting the following as Section 3(g), 3(h) and 3(i) which read in their entirety as follows:
(g) Eligible Contract Participant. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an “eligible contract participant” as defined in Section 1a(12) (7 U.S.C. Section 1a(12)) of the U.S. Commodity Exchange Act (the “CEA”).
(h) Qualified Financial Contract, Swap Agreement. In the case of the Counterparty: Without limiting the applicability of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), it intends and acknowledges that this Agreement, including all Transactions hereunder, together with the relevant provisions of the Indenture and the Administration Agreement, shall constitute a “swap agreement” as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

In the case of the Trust: Without limiting the applicability of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof, it intends and acknowledges that this Agreement, including all Transactions hereunder, shall constitute a “swap agreement” as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.
(i) Non-Reliance. Each party represents to the other that (i) it is not relying upon any representations except those expressly set forth in this Agreement or any Confirmation evidencing a Transaction; (ii) it has consulted with its own business, financial, investment, tax, accounting and legal advisors to the extent it has deemed appropriate in connection with its decision to enter into this Agreement and each such Transaction; and (iii) it has independently evaluated the potential financial benefits and risks, the tax and accounting implications and its policies and objectives of this Agreement and each such Transaction, and has independently decided to enter into this Agreement and each such Transaction on the basis of such evaluation. Each party represents to the other that it is not acting as a fiduciary or an advisor for such party in respect of the Transaction and each party is entering into this Agreement as principal and not as agent. Each party represents to the other party that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party. Each party represents to the other party that it is entering into this Agreement and each Transaction as principal and not as agent of any person.
(j) Additional Representations of the Trust. The Trust represents to the Counterparty as of the date hereof that:
(i) With respect to each source of funds to be used by it to enter into such Transactions (each such source being referred to herein as a “source”), the Source is not the assets of any “plan” (as such term is defined in Section 4975 of the Code) subject to Section 4975 of the Code or any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, or otherwise out of “plan assets” within the meaning of United States Department of Labor regulation Section 2510.3-101.
(ii) Each Transaction is intended to be exempt from, or otherwise not subject to regulation under, the Investment Company Act of 1940 and the Trust is exempt from regulation under such Act.
(iii) The Notes represent the obligations of the Trust only. They do not represent an interest in or obligation of the Counterparty. No recourse may be had by the holders of the Notes against the Counterparty or its assets with respect to the Notes.
(k) Additional Representations of the Counterparty. The Counterparty represents to the Trust as of the date hereof that:
(i) Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(4) Section 6(b)(ii) of this Agreement is hereby amended by inserting, at the end of the first paragraph, the following:
“, provided that the party seeking to make the transfer to avoid a Termination Event shall deliver to the Trust (in the case of transfers by the Counterparty) and to the Counterparty (in the case of transfer by the Trust) written confirmation from each Rating Agency then rating the Notes that such transfer will not result in the then-current rating on the Notes being withdrawn or downgraded.”
(5)	Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(6)	Section 7 of this Agreement is hereby amended by:
(i) adding in the third line thereof after the word “party,” the words “which consent will not be unreasonably withheld or delayed,”; and
(ii) adding after Subparagraph (b) thereof the following Subparagraph (c):
(c) it shall be a condition precedent to the effectiveness of any transfer or assignment of this Agreement and each Transaction hereunder by the Counterparty that each Rating Agency then rating the Notes issue written acknowledgment, that, notwithstanding such transfer or assignment, the then-current rating of the Notes will not be downgraded.
(7) The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”
(8) The definition of “Reference Market-makers” contained in Section 14 of this Agreement is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions”.
(9) Tax Amendments.
(i) Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by the Counterparty, any Tax shall be an Indemnifiable Tax and, in relation to payments by the Trust, no Tax shall be an Indemnifiable Tax. In addition, section 2(d)(ii) of this Agreement shall not apply to the Trust as Y and the Trust shall not be required to pay any additional amounts referred to therein.
(b) Permitted Security Interest. For purposes of Section 7 of this Agreement, the Counterparty hereby consents to the Permitted Security Interest, subject to the provisions of this paragraph below.
“Permitted Security Interest” means the collateral assignment by the Trust of the Swap Collateral to the Indenture Trustee pursuant to the Indenture.
“Swap Collateral” means all right, title and interest of the Trust in this Agreement, each Transaction hereunder, and all present and future amounts payable by the Counterparty to the Trust under or in connection with this Agreement or any Transaction governed by this Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.
     Notwithstanding the grant of the Permitted Security Interest, the Trust shall not be released from any of its obligations under this Agreement or any Transaction, and the Counterparty may exercise its rights and remedies under this Agreement without notice to, or the consent of the Indenture Trustee, except as otherwise expressly provided in this Agreement or in the Indenture with respect to the Counterparty’s right to bring legal proceedings against the Trust or the Indenture Trustee for purposes of enforcing this Agreement against the Trust.
     The Counterparty’s consent to the Permitted Security Interest is expressly limited to the Indenture Trustee for the benefit of the Noteholders under the Indenture, and the Counterparty does not consent to the sale or transfer by the Indenture Trustee of the Swap Collateral to any other person or entity (other than a successor to the Indenture Trustee under the Indenture acting in that capacity), and the manner in which the Indenture Trustee may realize upon the Swap Collateral shall be to declare an Event of Default, Additional Termination Event or designate an Early Termination Date by notice given to the Counterparty pursuant to the provisions of this Schedule and the Agreement.
     The Trust hereby acknowledges that, as a result of the Permitted Security Interest, all rights of the Trust under this Agreement, including any Transaction, have been assigned to the Indenture Trustee pursuant to the Indenture, and notwithstanding any other provision in this Agreement, the Trust may not take any action hereunder to exercise any of such rights without the prior written consent of the Indenture Trustee, including, without limitation, providing any notice under this Agreement, the effect of which would be to cause an Early Termination Date to occur or be deemed to occur. If the Trust gives any notice to the Counterparty for the purposes of exercising any of the Trust’s rights under this Agreement, the Counterparty shall have the option of treating that notice as void unless that notice is signed by the Indenture Trustee acknowledging its consent to the provisions of that notice. The foregoing notwithstanding, nothing herein shall be construed as requiring the consent of the Indenture Trustee for the performance by the Trust of any of its obligations hereunder.
     Except as expressly provided in this Agreement for any Event of Default, Termination Event, or Additional Termination Event, the Counterparty and the Trust may not enter into any agreement to dispose of any Transaction, whether in the form of a termination, unwind, transfer or otherwise without the prior written consent of the Indenture Trustee.
(c) Waiver of Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement between the Counterparty and the Trust, each of the Counterparty and the Trust irrevocably waives as to itself any and all rights to counterclaim, set-off, recoupment, whether arising by contract, operation of law or otherwise, provided that nothing herein shall be construed as limiting the provisions contained in Section 2(c) of this Agreement with respect to the netting of the parties respective obligations under this Agreement. Specifically, the provision for set-off in the first sentence of the preamble to Section 6(e) of this Agreement shall not apply for purposes of any Transaction hereunder.
(d) No Bankruptcy Petition. The Counterparty agrees, for itself and for each Affiliate of any Relevant Entity, that, prior to the date that is one year and one day after the date upon which the Trust is terminated in accordance with the Trust Agreement, no such entity shall institute against, or join any other person in instituting against, the Trust or SLM Funding LLC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the rights of the Counterparty or any Affiliate of any relevant Entity to file any claim in, or otherwise take any action with respect to any such proceeding that was instituted against the Trust or SLM Funding LLC by a person other than the Counterparty.

(e) Limited Recourse to the Trust. Without prejudice to the Counterparty’s rights under Section 5 of this Agreement, all obligations of the Trust shall be payable by it only on each Trust Floating Rate Payment Date, to the extent (i) it has sufficient Available Funds in the Collection Account to make the scheduled payment in accordance with Section 2.07 of the Administration Agreement or (ii) it has sufficient funds available (A) in the Reserve Account to make the scheduled payment in accordance with Section 2.08 of the Administration Agreement or (B) in the Cash Capitalization Account to make the scheduled payment in accordance with Section 2.08 of the Administration Agreement. To the extent such funds are not available or are insufficient for the payment thereof, it shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency. This paragraph shall survive the termination of this Agreement.
(f) Scope of Obligations of the Trustee. The parties hereto agree that:
(i) This Agreement is executed and delivered by The Bank of New York Trust Company, N.A., not individually but solely in its capacity as trustee and in the exercise of the powers and authority conferred and vested in the Trustee under the Trust Agreement; and
(ii) Each of the representations, undertakings and agreements contained in this Agreement made on the part of the Trust is made and intended not as an individual representation, undertaking and agreement, but is made and intended for the purposes of binding only the Trust.
(g) Restrictions on Amendments. The Trust shall not enter into any amendment, modification or supplement to the Indenture or any other Basic Document that would materially adversely affect (i) the Counterparty’s ability to enforce or protect its rights or remedies under this Agreement (including any security interest granted to the Counterparty pursuant to the Indenture), (ii) the ability of the Trust to timely and fully perform its obligations under this Agreement or (iii) any of the Trust’s obligations under this Agreement or any Basic Document (including priority of payments under the Trust Agreement or the Indenture). Any such amendment, modification or supplement without the Counterparty ‘s prior written consent shall not be binding on the Counterparty. No amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto, and (B) the Indenture Trustee has acknowledged its consent thereto in writing, to the extent the consent of the Indenture Trustee is required under the terms of the Indenture. Prior to or simultaneous with the execution of any such amendment, the Trust shall obtain a written acknowledgment, or cause a written acknowledgment to be obtained, from each rating agency then rating the Notes, that their then-current rating of the Notes will not be reduced or withdrawn as a result of the amendment.
(h) Consent to Recording. Each party hereby consents to the electronic recording of the telephone conversations of officers, employees or agents of the parties, their Affiliates in connection with this Agreement or any Transaction or potential Transaction and agrees that any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.
(i) Waiver of Trial by Jury. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement, any Credit Support Document or any Transaction contemplated hereby or thereby. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and any Transaction and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.
(j) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
     The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.
(k) Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the First Trigger Required Ratings from each of the Rating Agencies (such event, a “First Trigger Downgrade Event”), then the Counterparty shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, either (A) post collateral pursuant to, and subject to the terms of, the Credit Support Annex or (B) use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee. .In the event that no Relevant Entity has credit ratings at least equal to the Second Trigger Required Ratings from each of the Rating Agencies (such event, a “Required Ratings Downgrade Event”), then the Counterparty shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.
(l) USA PATRIOT Act Notice. The Counterparty hereby notifies the Trust that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it may be required to obtain, verify and record information that identifies the Trust, which information includes the name and address of the Trust and other information that will allow the Counterparty to identify the Trust in accordance with the Act.
(m) Future Assurances. The parties hereto agree to promptly negotiate an amendment to this Schedule and the Credit Support Annex to make herein or therein any changes required to meet any future policies of the Rating Agencies concerning counterparties eligible to provide swaps for AAA-rated securities including but not limited to any policies concerning required collateral types, levels and other collateral delivery mechanics.
(n) Definitions.
(1) ISDA Definitions. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivative Association, Inc.), without regard to any revision or subsequent edition thereof, shall be incorporated into this Agreement and each Confirmation except as provided for thereof or in the Confirmation. In the event of any inconsistency between the Definitions and the Agreement or any Confirmation, this Agreement or, as the case may be, such Confirmation shall prevail.
(2) Downgrade Definitions.
(A)	“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (e) of the definition of Permitted Transfer (as determined by the Trust in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

(B)	“Counterparty Trigger Event” means (i) an Event of Default with respect to which the Counterparty is a Defaulting Party, (ii) a Termination Event (other than Illegality or Tax Event) with respect to which the Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Counterparty is the sole Affected Party.

(C)	“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, including but not limited to payment obligations as well as obligations to post collateral) of the Counterparty or an Eligible Replacement to the Trust under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and is directly enforceable by the Trust, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Trust under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Trust are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Trust (free and clear of any withholding tax) will equal the full amount the Trust would have received had no such withholding been required. In addition, each guarantee proposed to become an Eligible Guarantee shall also satisfy the Rating Agency Condition prior to its becoming an Eligible Guarantee.

(D)	“Eligible Guarantor” means an entity having a credit rating equal to at least the First Trigger Required Rating.

(E)	“Eligible Replacement” means (A) an entity with the First Trigger Required Ratings or (B) an entity whose present and future obligations owing to the Trust are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

(F)	“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(G)	A “First Trigger Failure Condition” occurs at any time the Counterparty fails to maintain the First Trigger Required Ratings.

(H)	“First Trigger Required Ratings” means, with respect to the Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement, (A) either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s, (B) either (i) the unsecured and unsubordinated short-term debt obligations of the entity are rated “A-1” or above by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured long-term senior debt obligations of the Counterparty are rated “A+” or above by S&P and (C) either (i) the unsecured long-term senior debt obligations of the entity are rated “A+” or above by Fitch or (ii) the unsecured and unsubordinated short-term debt obligations of the entity are rated “F1” or above by Fitch.

(I)	“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(J)	“Permitted Transfer” means a transfer by novation by the Counterparty to a transferee (the “Transferee”) of all, but not less than all, of the Counterparty’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in cross-currency swaps, (b) as of the date of such transfer neither the Trust nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement, (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) the Trust and the Depositor have consented in writing to the transfer, (e) the transfer would not give rise to a taxable event or any other adverse Tax consequences to the Trust or its interest holders, as determined by the Trust in its sole discretion, (f) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of the Counterparty under the Agreement and the relevant Transaction, (g) the Trust shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of the Counterparty’s rights and obligations under the Agreement and all relevant Transactions; (h) the Counterparty will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (i) each of the Rating Agencies has been given prior written notice of such transfer and the Rating Agency Condition is satisfied; and (j) such transfer otherwise complies with the terms of the Basic Documents.

(K)	“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies then rating the Notes and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Notes.

(L)	“Relevant Entities” means the Counterparty and any guarantor under an Eligible Guarantee in respect of all of the Counterparty’s present and future obligations under this Agreement.

(M)	A “Second Trigger Condition” occurs at any time the Counterparty fails to maintain the Second Trigger Required Ratings.

(N)	“Second Trigger Required Ratings” means, with respect to the Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement (A) either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” and the entity’s long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated “BBB+” or above by S&P, and (C) either (i) the unsecured long-term senior debt obligations of the entity are rated “BBB+” or above by Fitch or (ii) the unsecured and unsubordinated short-term debt obligations of the entity are rated “F2” or above by Fitch.
(3) Additional Definitions. Unless otherwise defined in this Agreement or in any Confirmation, the terms “Administration Agreement”, “Administrator”, “Available Funds”, “Cash Capitalization Account”, “Cutoff Date”, “Indenture”, “Indenture Trustee”, “Notes”, “Reserve Account”, “Trust” and “Trust Agreement” shall have the meanings ascribed to such terms in Exhibit A-1 to that certain Indenture dated as of March 29, 2007 by and among SLM Funding LLC, The Bank of New York Trust Company, N.A, as the trustee, and The Bank of New York, as the indenture trustee, as the same may be amended, modified, restated or replaced.

CREDIT SUISSE INTERNATIONAL		SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A

		By:	The Bank of New York Trust Company, N.A.,
By: Name: Title: Date:	/S/ VITTORIO SCIALOJA Vittorio Scialoja Authorized Signatory March 29, 2007		not in its individual capacity but solely in its capacity as the Trustee under that certain Amended and Restated Trust Agreement dated as of March 29, 2007 by and among the Trustee, SLM Funding LLC, in its capacity as the Depositor, The Bank of New York (Delaware), in its capacity as the Delaware trustee, and The Bank of New York, in its capacity as the Indenture Trustee

By: Name:	/S/ BARRY DIXON Barry Dixon
Title:	Authorized Signatory	By:	/S/ MARICELA MARQUEZ

		Name:	Maricela Marquez
		Title:	Assistant Vice President
		Date:	March 29, 2007

Accepted and agreed with respect to Part 1(f)(iv)(F) of this Schedule:

SLM CORPORATION

		By:	/S/ J. LANCE FRANKE

		Name:	J. Lance Franke

		Title:	Senior Vice President

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)
ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
Master Agreement
dated as of March 29, 2007
between

CREDIT SUISSE INTERNATIONAL	and	SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:-
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
     (i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof; and
(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
     (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
     (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

SLM Student Loan Trust 2007-A
Elections and Variables
to the 1994 Credit Support Annex
between

SLM PRIVATE CREDIT
CREDIT SUISSE INTERNATIONAL		STUDENT LOAN TRUST 2007-A
(the “Counterparty”)	and	(the “Trust”)
Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to the Counterparty: None.

With respect to the Trust: None.

(b)	Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount.
(A) “Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on the next Local Business Day following each Valuation Date”.
(B) “Return Amount” has the meaning specified in Paragraph 3(b).
(B) “Credit Support Amount” has the meaning specified in Paragraph 3; provided, however, that if a Ratings Collateral Trigger has occurred and is continuing, the term “Credit Support Amount” shall have the meaning specified under the relevant definition of Ratings Criteria (as defined below). In circumstances where more than one of the Ratings Criteria applies, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in the Counterparty transferring the greatest amount of Eligible Credit Support. Under no circumstances will the Counterparty be required to transfer more Eligible Credit Support than the greatest amount calculated in accordance with Paragraph 3 of this Credit Support Annex or the Ratings Criteria.
(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral”:

			Valuation
	Eligible Collateral	Counterparty	Percentage

(A)	Cash	[X]	100.0%
(B)	Treasury Securities with a remaining maturity of 52 weeks or less	[X]	97.0%
(C)	Treasury Securities with a remaining maturity of more than 52 weeks but no more than 5 years	[X]	93.0%

			Valuation
	Eligible Collateral	Counterparty	Percentage

(D)	Treasury Securities with a remaining maturity of equal to or more than 5 years but no more than 10 years	[X]	90.0%
(E)	Agency Notes with a remaining maturity of 52 weeks or less	[X]	94.0%
(F)	Agency Notes with a remaining maturity of more than 52 weeks but no more than 5 years	[X]	88.0%
(G)	Agency Notes with a remaining maturity of equal to or more than 5 years but no more than 10 years	[X]	83.0%
provided that:
     (1) in relation to calculations in connection with the Fitch Criteria, the applicable Valuation Percentage shall be the lower of (i) the relevant percentage listed above or (ii) the relevant percentage determined by reference to the table headed “Advance Rates (%)” appearing at the end of Appendix 3 to the Fitch Criteria;
     (2) in relation to calculations in connection with the Moody’s Criteria, upon the occurrence of a First Ratings Trigger and during the continuation thereof, the applicable Valuation Percentage shall be the lower of (i) the relevant percentage listed above or (ii) the percentage set forth as the relevant collateral advance rate in Table A attached hereto;
     (3) in relation to calculations in connection with the Moody’s Criteria, upon the occurrence of a Second Ratings Trigger and during the continuation thereof, the applicable Valuation Percentage for the Eligible Collateral shall be the lower of (i) the relevant percentage listed above or (ii) the percentages set forth as the relevant collateral advance rate in Table B attached hereto; and
     (4) where the ratings of the Swap Rating Agencies differ with respect to the same item of Posted Collateral, the lower of the ratings shall apply.
(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not applicable.
(iv) Thresholds.
(A)	“Independent Amount” means with respect to the Counterparty and to the Trust: Zero.

(B)	“Threshold” means with respect to the Counterparty: Zero.

“Threshold” means with respect to the Trust: Infinity.

(C)	“Minimum Transfer Amount” means with respect to the Counterparty: USD$1,000,000; and with respect to the Trust: USD$1,000,000; provided, however, that (I) if a Ratings Collateral Trigger has occurred and is continuing, the Minimum Transfer Amount with respect to the Counterparty shall be USD$100,000; (II) if the Outstanding Notes is equal to or below USD$50,000,000, the Minimum Transfer

Amount with respect to the Counterparty shall be USD$50,000; and (III) if (1) an Event of Default has occurred and is continuing with respect to the Counterparty or (2) an Additional Termination Event has occurred in respect of which the Counterparty is an Affected Party, the Minimum Transfer Amount with respect to the Counterparty shall be zero.
(D)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest USD$10,000.
(iv)	“Exposure” has the meaning specified in Paragraph 12, except that after that word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(iv) of the Schedule is deleted)” shall be inserted.
(d)	Valuation and Timing.
(i)	“Valuation Agent” means for purposes of Paragraphs 3 and 5, the Counterparty; unless an Event of Default, Potential Event of Default or a Termination Event has occurred with respect to the Counterparty in which case, the Trust shall be Valuation Agent.

(ii)	“Valuation Date” means the second (2nd) Local Business Day of each calendar week which if treated as a Valuation Date would result in a Delivery Amount or Return Amount.

(iii)	“Valuation Time” means the close of business in New York on the New York Banking Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	"Notification Time” means 10:00 am, New York time, on a Local Business Day.

(v)	External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which the Counterparty (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to the Trust. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), the Counterparty shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.
(vi)	Notice to S&P. At any time at which the Counterparty (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.
(e)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that Party being the Affected Party of the Termination Event occurs with respect to that party): Not Applicable.

(f)	Substitution.
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.
(h)	Dispute Resolution.
(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.
(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date the Value of Posted Credit Support will be calculated as follows:
(A) With respect to Eligible Collateral consisting of Cash, 100% of such Eligible Collateral; and
(B) with respect to any Eligible Collateral other than Cash, the sum of (I)(a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (B)) as of such date; multiplied by the applicable Valuation Percentage.

In relation to the foregoing, the Counterparty will, upon receipt of reasonable notice from a Rating Agency, demonstrate to that Rating Agency, the calculation by the Counterparty of the Transferee’s Credit Support Amount and the Value of any Posted Collateral.
(iii)	Alternative. The provisions of Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodian.
The Trust and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(1)	Posted Collateral may be held only in the following jurisdictions: the United States of America; and

(2)	Posted Collateral shall at all times be held (A) in a segregated trust account at the entity then serving as Indenture Trustee or (B) any entity other than the entity then serving as the Indenture Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”
Initially, the Custodian for the Trust is the Indenture Trustee.
(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply. Notwithstanding the foregoing, the Trust shall be permitted to assign all of its rights to the Posted Collateral to the Indenture Trustee pursuant to the terms of the Indenture as well as to invest any portion of the Posted Collateral consisting of Cash deposited from time to time in the Trust’s Custody Account.
(h)	Distributions and Interest Amount.
(i)	“Interest Rate”. The “Interest Rate” means the actual earnings received on any Posted Collateral consisting of Cash on deposit during the relevant period in the Trust’s Custody Account, expressed as a percentage.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i)	Additional Representation(s). Not Applicable.

(j)	Other Eligible Support and Other Posted Support. "Value” and “Transfer” with respect to Other Eligible Support and Other Posted Support each means: Not Applicable.

(k)	Demands and Notices

All demands, specifications and notices to the Counterparty under this Annex will be made to:
Credit Suisse International
7200 Kit Creek Road
Building 11
Research Triangle Park, NC 27709

Telephone: (919) 994-4820
Facsimile: (917) 326-8626
Group E-mail: americas.collateralmgt@csfb.com
Attention: Collateral Management Americas
               and all demands, specifications and notices to the Trust under this Annex will be to:
               (For all purposes)
SLM Private Credit Student Loan Trust 2007-A
c/o The Bank of New York Trust Company, N.A.
2 N. LaSalle Street, Ste 1020
Chicago, Illinois 60602
Attention: Corporate Trust – Structured Finance
Facsimile No.: (312) 827-8571
               With copies to:
Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Trust Administration
Facsimile No.: (703) 984-5651
Telephone No.: (703) 984-6706
Electronic Messaging System Details: None
; provided that any demand, specification or notice may be made by telephone (“Telephone Notice”) between employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile) by the close of business on the same day that such Telephone Notice is given.
(l)	Addresses for Transfers.
The Counterparty:
To be notified to the Trust at the time of request for transfer.
The Trust:
To be notified to the Counterparty prior to any transfer.

(m)	Other Provisions.
          (i) Modification to Paragraph 2 – Security Interest: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:
Paragraph 2. Security Interest. The Pledgor hereby pledges to the Trustee, on behalf of the Secured Party, as security for its Obligations, and grants to the Trustee, on behalf of the Secured Party, a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Trustee, on behalf of the Secured Party hereunder. Upon the Transfer by the Trustee, on behalf of the Secured Party, to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
(ii) Modification to Paragraph 6(d)(i) — Distributions: Paragraph 6(d)(i) shall be amended the phrase “or is deemed to receive” is hereby deleted.
(iii) Modification to Paragraph 7 — Events of Default: Paragraph 7 shall be amended so that the references in Paragraph 7(i) and Paragraph 7(ii) to “two Local Business Days” and “five Local Business Days”, respectively, shall instead be replaced by “one Local Business Day” and “three Local Business Days”, respectively. Paragraph 7 will not apply to the Secured Party except that Paragraph 7(i) will apply to the Secured Party solely in respect of the Secured Party’s obligations under Paragraph 3(b) of the Credit Support Annex.
             (iv) Modification to Paragraph 9 — Representations: The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:
Paragraph 9. Representations. The Pledgor represents to the Trustee, on behalf of the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:
             (v) Modifications to Paragraph 12 — Amended Definitions: The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:
“Pledgor” means the Counterparty, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Secured Party” means the Trustee, on behalf of the Trust, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
             (vi) Additions to Paragraph 12 – Additional Definitions: The following definitions of “Agency Notes”, “First Ratings Trigger”, “Ratings Criteria”, “Ratings Collateral Trigger”, “Pricing Sources”, “Swap Ratings Agencies” and “Treasury Securities” shall be added to Paragraph 12 of this Annex:

“Agency Notes” means U.S. Dollar-denominated fixed rate, non-amortising, non-mortgage-backed, senior debt securities of fixed maturity, rated “Aaa” by Moody’s and “AAA” by S&P issued by any of the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Farm Credit Bank.
“First Ratings Trigger” means with respect to the Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement, either (i) where the entity is subject to a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is below “Prime-1” or its equivalent or the entity’s long term, unsecured and unsubordinated debt obligations are rated below “A2”; or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long term, unsecured and unsubordinated debt obligations are rated below “A1”.
“Ratings Criteria” means, the criteria used by S&P (“S&P Criteria”), the criteria used by Moody’s (“Moody’s Criteria”) and the criteria used by Fitch as set out in the report by Fitch dated 13 September 2004 and entitled Counterparty Risk in Structured Finance Transactions: Swap Criteria (“Fitch Criteria”) for the purposes of determining the amount of Eligible Credit Support the Counterparty is required to transfer hereunder following a First Ratings Trigger, with respect to Moody’s or another ratings downgrade, with respect to any other Rating Agency. Where the Counterparty is required to post collateral in accordance with more than one Ratings Criteria, the Counterparty will be required to post collateral in accordance with such Ratings Criteria which produces the highest Delivery Amount and the lowest Return Amount.
Fitch Criteria
“Credit Support Amount” shall mean, with respect to a Transferor on a Valuation Date, the sum of (a) the Transferee’s Exposure as determined by the Counterparty in good faith and (b) 1.05 multiplied by the current aggregate Notional Amount(s) of the outstanding Transactions multiplied by the Volatility Cushion.
“Volatility Cushion” means the percentage specified in Appendix 2 to the Fitch Criteria for a weighted average life that is equal to (or closest to) the weighted average of the weighted average life of each series and class of Notes rated by Fitch. For these purposes, the Valuation Agent shall utilize the weighted average life of each series and class of Notes rated by Fitch in relation to which the Counterparty is the swap counterparty provided by the Administrator (1) an assumed constant prepayment rate of 0.0%, default rate of 0.0% and such assumptions as will reflect the then current expectations of Administrator and/or be based upon such circumstances as Administrator may, in good faith, determine applicable; and, notwithstanding for the avoidance of doubt (1) above, assuming (2) that the Issuer will not redeem the Notes other than on the maturity date in respect of such Notes.
Moody’s Criteria

“Credit Support Amount” shall mean, for the purposes of the Moody’s Criteria, with respect to the Counterparty on a Valuation Date the greater of (i) the aggregate amounts of the next scheduled interest payments that are required to be made by the Counterparty pursuant to each Transaction under this Agreement and (ii) the sum of (a) the Counterparty’s Exposure as determined by Valuation Agent in good faith plus (b) the applicable Additional Collateral Amount. For such purposes, “Additional Collateral Amount” means the product of (a) aggregate of the Notional Amounts of each Transaction outstanding under this Agreement times (b) the percentage determined below:
(i)	for each Valuation Date on which (A) no Relevant Entity has ratings equal to or exceeding the First Ratings Trigger and (B) more than 30 Local Business Days have elapsed since a Relevant Entity had ratings equal to or exceeding the First Ratings Trigger, the applicable percentage set forth on Table C attached hereto; and

(ii)	for each Valuation Date on which (A) no Relevant Entity has ratings equal to or exceeding the Second Ratings Trigger and (B) 30 or more Local Business Days have elapsed since the last time a Relevant Entity had ratings equal to or exceeding the Second Ratings Trigger, the applicable percentage set forth on Table D attached hereto.
S&P Criteria
“Credit Support Amount” shall mean with respect to a Transferor on a Valuation Date the sum of:
(A) the greater of (1) zero and (2) the Secured Party’s Exposure for that Valuation Date, and
(B) VB times 0.1 times the aggregate of the Notional Amounts of each Transaction outstanding under this Master Agreement where:
VB equals the following:

		More than 5 Years
Counterparty		but 10 Years or	More than 10 Years
Rating	5 Years or Less Until	Less until the	until the
(S&P)	to Termination Date	Termination Date	Termination Date

A-2	3.25%	4.00%	4.75%
A-3	4.00%	5.00%	6.25%
BB+ or lower	4.50%	6.75%	7.50%
“Ratings Collateral Trigger” means the occurrence of any of the following events:
(i) the short-term debt rating of the Counterparty is withdrawn or downgraded below “A-1” (or where the Counterparty does not have a short-term debt rating, its long-term senior unsecured debt rating is withdrawn or downgraded below “A+”) by S&P or a successor rating agency;

(ii) the occurrence with respect to the Counterparty of a First Ratings Trigger; or
(iii) The short-term debt rating of the Counterparty is withdrawn or downgraded below ‘‘F1’’ by Fitch or any successor rating agency.
“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.
“Second Ratings Trigger” means            with respect to the Counterparty, the guarantor under an Eligible Guarantee or an Eligible Replacement, either (i) where the entity is subject to a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is below “Prime-2” or its equivalent or the entity’s long term, unsecured and unsubordinated debt obligations are rated below “A3”; or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long term, unsecured and unsubordinated debt obligations are rated below “A2”.
“Swap Rating Agencies” means, as of any date, any of the Rating Agencies then rating the Counterparty or any Relevant Entity.
“Treasury Securities” means U.S. Dollar-denominated senior debt securities of the United States of America issued by the U.S. Treasury Department and backed by the full faith and credit of the United States of America.
        (vii) Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of the Counterparty or the Trust, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party’s rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.
        (viii) In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:
(A)	Eligible Collateral;

(B)	Exposure; and

(C)	Posted Collateral
shall each be expressed in US Dollars. If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.
(n)	Agreement as to Single Secured Party and Pledgor. The Counterparty and the Trust agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term “Secured Party” as used in this Annex shall mean only The Trust, (b) the term “Pledgor” as used in this Annex shall mean only the Counterparty, (c) only the Counterparty makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only the Counterparty will be required to make Transfers of Eligible Credit Support hereunder.

(o)	Covenants of the Pledgor. So long as the Agreement is in effect, the Counterparty covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Counterparty, except the security interest created hereunder and any security interests or other encumbrances created by the Trust; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Trust.

(p)	Costs of Transfer on Exchange. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor hereunder.

(q)	Cumulative Rights. The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Collateral created pursuant to this Annex.

(r)	Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by the Trustee not individually or personally, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Annex or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Trust Agreement.

(s)	Return of Fungible Securities. In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d), any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral. “Equivalent Collateral” means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities.

     IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date hereof.

CREDIT SUISSE INTERNATIONAL
By:	/S/ VITTORIO SCIALOJA
	Name:	Vittorio Scialoja
	Title:	Authorized Signatory
	Date:	March 29, 2007

By:	/S/ BARRY DIXON
	Name:	Barry Dixon
	Title:	Authorized Signatory

SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A

By:	The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity as the Trustee under that certain Amended and Restated Trust Agreement dated as of March 29, 2007 by and among the Trustee, SLM Funding LLC, in its capacity as the Depositor, The Bank of New York (Delaware), in its capacity as the Delaware trustee, and The Bank of New York, in its capacity as the Indenture Trustee

By:	/S/ MARICELA MARQUEZ
	Name:	Maricela Marquez
	Title:	Assistant Vice President
	Date:	March 29, 2007

Table A
Moody’s Table 5A “Valuation Percentages — Where Rated Liabilities are Dollar Denominated” under the column headed “First Trigger — Posting Frequency — Weekly”

			Valuation
	Eligible Collateral	Counterparty	Percentage
(A)	Cash	[X]	100.0%
(B)	Treasury Securities with a remaining maturity of 52 weeks or less	[X]	100.0%
(C)	Treasury Securities with a remaining maturity of more than 52 weeks but no more than 5 years	[X]	99.0%
(D)	Treasury Securities with a remaining maturity of equal to or more than 5 years but no more than 10 years	[X]	97.4%
(E)	Agency Notes with a remaining maturity of 52 weeks or less	[X]	100.0%
(F)	Agency Notes with a remaining maturity of more than 52 weeks but no more than 5 years	[X]	98.8%
(G)	Agency Notes with a remaining maturity of equal to or more than 5 years but no more than 10 years	[X]	97.2%

Table B
Moody’s Table 5A “Valuation Percentages — Where Rated Liabilities are Dollar Denominated” under the column headed “Second Trigger — Posting Frequency — Weekly”

			Valuation
	Eligible Collateral	Counterparty	Percentage
(A)	Cash	[X]	100.0%
(B)	Treasury Securities with a remaining maturity of 52 weeks or less	[X]	99.0%
(C)	Treasury Securities with a remaining maturity of more than 52 weeks but no more than 5 years	[X]	93.1%
(D)	Treasury Securities with a remaining maturity of equal to or more than 5 years but no more than 10 years	[X]	89.9%
(E)	Agency Notes with a remaining maturity of 52 weeks or less	[X]	98.5%
(F)	Agency Notes with a remaining maturity of more than 52 weeks but no more than 5 years	[X]	92.6%
(G)	Agency Notes with a remaining maturity of equal to or more than 5 years but no more than 10 years	[X]	89.2%

Table C

Moody’s First Trigger Factor
Remaining
Weighted Average Life	Additional Collateral Amount
of Hedge in Years	Percentage
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table D

Moody’s Second Trigger Factor
Remaining
Weighted Average Life	Additional Collateral Amount
of Hedge in Years	Percentage
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

DISCLOSURE AGREEMENT
     THIS DISCLOSURE AGREEMENT dated March 29, 2007 (the “Disclosure Agreement”) is among SLM FUNDING LLC (the “Depositor”), SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A (the “Issuing Entity”), SALLIE MAE, INC. (the “Sponsor”) and CREDIT SUISSE INTERNATIONAL (the “Swap Counterparty”).
W I T N E S S E T H:
     WHEREAS, on the Closing Date, the Issuing Entity is issuing its Class A-1 Student Loan Backed Notes, Class A-2 Student Loan Backed Notes, Class A-3 Student Loan Backed Notes, Class A-4 Student Loan Backed Notes, Class B Student Loan Backed Notes, Class C-1 Student Loan Backed Notes and Class C-2 Student Loan Backed Notes (collectively, the “Notes”) pursuant to an Indenture dated March 29, 2007 (the “Indenture”) among the Issuing Entity, The Bank of New York Trust Company, N.A., as the Trustee, The Bank of New York (Delaware), as the Delaware Trustee and The Bank of New York, as the Indenture Trustee;
     WHEREAS, pursuant to the Free-Writing Prospectus dated March 19, 2007 (the Free-Writing Prospectus”), the Term Sheet dated March 23, 2007 (the “Term Sheet”) and the Prospectus Supplement dated March 22, 2007 (the “Prospectus Supplement” and together with the Free-Writing Prospectus and the Term Sheet, the “Offering Materials”) the Issuing Entity is offering for sale the Notes;
     WHEREAS, the Issuing Entity and the Swap Counterparty are entering into a 1992 ISDA Master Agreement (Multicurrency -Cross Border), dated as of March 29, 2007, and a related confirmation, schedule and credit support annex (collectively, the “Swap Agreement”); and
     WHEREAS, the Offering Materials are required to contain certain disclosure concerning the Swap Counterparty in accordance with the Securities and Exchange Commission’s Regulation AB (“Reg AB”).
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used and not defined in this Disclosure Agreement shall have the meanings ascribed to such terms in the Indenture.
     2. Offering Materials Swap Counterparty Information. The parties hereto acknowledge and agree that the statements set forth under the heading “Swap Agreement — Swap Counterparty” in the Term Sheet and the Prospectus Supplement (including the information incorporated therein by reference, if any, to the reports filed by the Swap Counterparty with the Securities and Exchange Commission (the “SEC”)) constitute the only information furnished to the Depositor, the Issuing Entity or the Sponsor by or on behalf of the Swap Counterparty for inclusion in the Offering Materials as of their respective dates (the “Swap Counterparty Information”) and the Swap Counterparty hereby represents and warrants, as of the dates of the respective Offering Materials, that the Swap Counterparty Information is true and correct in all material respects.

     3. Regulation AB Disclosure Requirement and Incorporation by Reference of Additional Swap Counterparty Information. The Swap Counterparty agrees and acknowledges that the Depositor, the Issuing Entity and the Sponsor are required under Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (“Regulation AB”), to disclose certain financial information and other information regarding the Swap Counterparty or its Credit Support Provider, as applicable, depending on the applicable “significance percentage”, calculated from time to time in accordance with Item 1115 of Regulation AB. If at any time during a period that reports are being filed with respect to the Issuing Entity in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC, in the sole discretion of the Depositor or the Sponsor, such “significance percentage” calculation requires that Additional Information will be required to be filed with, or incorporated by reference into, the Exchange Act reports, the Swap Counterparty shall within seven (7) Business Days following receipt of request therefor demonstrate to the satisfaction of the Sponsor and the Depositor that it is able to provide the Additional Information required under Item 1115(b)(1) and 1115(b)(2) of Regulation AB for the Swap Counterparty. If the Swap Counterparty is unable to satisfy the Sponsor and the Depositor as to its ability to provide such information, the Swap Counterparty shall within ten (10) calendar days following receipt of request therefor, at the sole expense of the Swap Counterparty, without any expense or liability to the Sponsor, the Depositor or the Issuing Entity, cause another entity (which satisfies any rating agency conditions set forth in any document governing the creation of the Issuing Entity) to (x) replace the Swap Counterparty as party to the Swap Agreement that (i) has signed an agreement with the Depositor substantially in the form of this Agreement, (ii) has agreed to Deliver any information, report, certification or accountants’ consent when and as required under Section 3 hereof and (iii) is approved by the Sponsor and the Depositor (it being understood that any Affiliate of the Swap Counterparty that otherwise meets the requirements set forth in the preceding clauses (i) and (ii) shall be deem so approved), on terms substantially similar to the Swap Agreement or (y) obtain a guaranty of the Swap Counterparty’s obligations under the Swap Agreement from an affiliate of the Swap Counterparty that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of such affiliate shall satisfy any disclosure requirements applicable to the Swap Counterparty, and cause such affiliate to provide the applicable financial information described in Item 1115 of Regulation AB. So long as the Issuing Entity is required to file reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, if the “aggregate significance percentage” (within the meaning of Item 1115 of Regulation AB), as calculated by the Sponsor, of all derivative instruments provided by the Swap Counterparty, its transferee or guarantor, as applicable, and any of its affiliates to the Issuing Entity is: (a) 10% or more, but less than 20%, the Issuing Entity shall be authorized to incorporate by reference into such reports Item 3.A. of the Swap Counterparty’s or its Credit Support Provider’s most recent Annual Report on Form 10-K filed with the SEC and the unaudited financial statements contained in each Interim Report on Form 10-Q furnished to the SEC by the Swap Counterparty, its transferee or guarantor, as applicable, subsequent to the filing of its most recent Annual Report, or (b) 20% or more, the Issuing Entity is authorized to incorporate by reference into such reports the audited financial statements contained in the Swap Counterparty’s, its transferee’s or guarantor’s, as applicable, most recent Annual Report on Form 10-K and the unaudited financial statements contained in each Interim Report on Form 10-Q furnished to the SEC by the Swap Counterparty, its transferee or guarantor, as applicable, subsequent to the filing of its most recent Annual Report. To the extent necessary to comply with Regulation AB, the Swap Counterparty agrees to use its reasonable efforts to obtain any necessary auditor’s consents related to the financial statements so incorporated by reference and promptly to forward to the Sponsor any such auditor consents obtained. The information authorized to be incorporated by reference pursuant to this Section 3 is referred to as the “Additional Information.”
     4. Exchange Act Reporting. The Swap Counterparty and the Sponsor acknowledge and agree that the purpose of this provision is to facilitate compliance by the Sponsor with the provisions of Regulation AB and related rules and regulations of the SEC. In connection with each such filing or submission to the SEC of Additional Information, the Swap Counterparty will be deemed to have represented and warranted that (i) the Swap Counterparty, its transferee or guarantor, as applicable, is eligible under Item 1100(c) of Regulation AB to “incorporate by reference” and (ii) all such Additional Information is true and correct in all material respects as of its respective date and such Additional Information does not omit a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If as of January 1, 2008, the Notes are held of record by fewer than 300 persons, the Sponsor shall cause the Issuing Entity to file with the SEC by no later than January 30, 2008, a Form 15 suspending the Issuing Entity’s requirement to file reports with the SEC pursuant to the Exchange Act.
     5. Indemnification. The Swap Counterparty shall indemnify the Sponsor, each Affiliate of the Sponsor, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934), the Issuing Entity, the Depositor and the respective directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:
     a. any untrue statement of a material fact contained in any part of the Additional Information, or the omission to state in the Additional Information a material fact required to be stated in the Additional Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     b. any failure of the Swap Counterparty, its transferee or guarantor, as applicable, to be eligible to incorporate the Additional Information by reference.
     6. Governing Law. THIS AGREEMENT SHALL RE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL RE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     7. Benefit of Agreement. This Disclosure Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Disclosure Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
     8. Survival of Terms. The agreements, indemnities and representations of the parties thereto contained herein or made pursuant to this Disclosure Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any parties hereto or any of the controlling persons referred to herein, and will survive the sale of the Notes.
     9. Counterparts. This Disclosure Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.
[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Executed as of the day and year first above written.

CREDIT SUISSE INTERNATIONAL, as the Swap Counterparty

By:	/S/ ERIC L. HRYNIUK
	Name:	Erica L. Hryniuk
	Title:	Authorized Signatory

SLM FUNDING LLC, as the Depositor
By:	/S/ J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Vice President

SALLIE MAE, INC., as the Sponsor
By:	/S/ J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Senior Vice President

SLM PRIVATE CREDIT STUDENT LOAN 2007-A, as the Issuing Entity

By:	The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity as the Trustee under that certain Amended and Restated Trust Agreement dated as of March 29, 2007 by and among the Trustee, SLM Funding LLC, The Bank of New York (Delaware), as the Delaware Trustee, and The Bank of New York, as Indenture Trustee under the Indenture

By:	/S/ MARICELA MARQUEZ
	Name:	Maricela Marquez
	Title:	Assistant Vice President

CONFIRMATION
March 29, 2007
SLM Private Credit Student Loan Trust 2007-A
c/o The Bank of New York Trust Company, N.A.
2 N. LaSalle Street, Ste 1020
Chicago, Illinois 60602
Attention: Corporate Trust — Structured Finance

Subject:	Basis Swap Transaction
Non-Adjustable Period Trust Student Loans — Monthly Reset Prime/LIBOR Basis (CSi Reference No.: External Id: 9388566/Risk ID: 47108640)
The purpose of this confirmation is to set forth the terms and conditions of the above referenced basis swap transaction entered into on the Trade Date specified below (the “Swap Transaction”) between Credit Suisse International (“CSi”) and SLM Private Credit Student Loan Trust 2007-A (the “Trust”). This confirmation constitutes a “Confirmation” as referred to in the Master Agreement specified below.
     1. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement and Schedule thereto dated as of March 29, 2007 (the “Master Agreement”) between CSi and the Trust. All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the ISDA Definitions, or the Master Agreement, as the case may be, this Confirmation will control for purposes of the Transaction to which this Confirmation relates.
     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Counterparties:	The Trust and CSi.

Trade Date:	March 23, 2007.

Effective Date:	March 29, 2007.

Notional Amount:	For the initial Calculation Period, the Notional Amount is $1,887,704,827.

For each Calculation Period thereafter, the Notional Amount is equal to the aggregate principal balance, as of the last day of the Collection Period preceding the beginning of the related Accrual Period, of the Trust Student Loans (other than Adjustable Period Loans) bearing interest based upon the “Prime Rate”, which such Trust Student Loans by their terms reset their interest rate monthly”.

Termination Date:	June 15, 2022.

TRUST FLOATING RATE PAYMENTS:

Trust Floating Rate Payer:	The Trust.

Prime Floating Rate Period End Dates:	Each December 15th, March 15th, June 15th and September 15th during the term hereof, commencing June 15, 2007, and the Termination Date, with No Adjustment for accrual purposes.

Prime Floating Rate Reset Dates:	The 15th day of each month during the term hereof.

Prime Floating Rate Determination Date	The second Business Day before the first calendar day of the month in which the related Prime Floating Rate Reset Date occurs. In the event that The Wall Street Journal is not published on the Trust Floating Rate Determination Date or no U.S. Prime Rate is listed in the "Interest Rates & Bonds" section, "Consumer Rates" table on such date, the Counterparty Floating Rate Determination Date shall be the first immediately preceding day for which that rate is published in The Wall Street Journal.

Averaging:	Weighted.

Prime Floating Rate Payment Date:	Each Prime Floating Rate Period End Date, subject to adjustment in accordance with the Following Business Day Convention.

Prime Floating Rate:	Except in the case of the Initial Prime Floating Rate (which is set forth below), the excess, if any, of (i) the “U.S. Prime Rate” as published in The Wall Street Journal, “Interest Rates & Bonds” section, “Consumer Rates” table (or any successor section or table used for purposes of displaying such rate) as of Prime Floating Rate Determination Date, rounded to the nearest one-eighths of one percent (.125%) over (ii) the Spread. In the event that more than one applicable rate is published, the Prime Floating Rate will be calculated using the highest applicable rate so published.

Spread:	275 basis points (2.75%).

Initial Prime Floating Rate:	5.50%.

Prime Floating Rate Day Count Fraction:	Actual/Actual.

Settlement:	On each Prime Floating Rate Payment Date, the Trust will pay to CSi an amount (to the extent such amount is positive) equal to:

The Weighted Average of the Prime Floating Rates for each of the Prime Floating Rate Reset Dates occurring during the related Calculation Period times the Notional Amount in effect for such date times the Prime Floating Rate Day Count Fraction.

LIBOR FLOATING RATE PAYMENTS:

LIBOR Floating Rate Payer:	CSi.

LIBOR Floating Rate Period End and LIBOR Reset Dates:	Each December 15th, March 15th, June 15th and September 15th during the term hereof, commencing on June 15, 2007, and the Termination Date, subject to adjustment in accordance with the Following Business Day Convention with No Adjustment to the Termination Date for accrual purposes.

LIBOR Floating Rate:	Except in the case of the initial Calculation Period (which is set forth below), USD-LIBOR-BBA for the Floating Rate Designated Maturity; provided, however, that (i) the term “London Banking Days” shall mean a Business Day in New York and London and (ii) if USD-LIBOR Reference Banks is used as a fallback and quotations are not available, the rate will be the rate in effect for the previous Calculation Period.

Notwithstanding the foregoing, if the Spread applicable to the Prime Floating Rate exceeds the Prime Rate on any LIBOR Reset Date, the LIBOR Floating Rate for the related Calculation Period shall be increased by the number of basis points that the Spread so exceeds the Prime Rate as of that date.

Representative Amount:	Not less than USD $1,000,000.

Floating Rate Designated Maturity:	Three (3) months.

LIBOR Floating Rate for the Initial Calculation Period:	For the initial Calculation Period only (the period from and including March 29, 2007 to but excluding June 15, 2007), the LIBOR Floating Rate will be determined by the following formula:

x + [17/31 * (y – x) ]

where: x = Two-Month USD-LIBOR-BBA, and

y = Three-Month USD-LIBOR-BBA.

LIBOR Floating Rate Day Count Fraction:	Actual/360.

LIBOR Floating Rate Payment Date:	Early Payment applies — three (3) Business Days prior to each LIBOR Floating Rate Period End Date.

Settlement:	On each LIBOR Floating Rate Payment Date, CSi will pay to the Trust an amount (to the extent such amount is positive) equal to:

LIBOR Floating Rate for the previous LIBOR
Floating Rate Reset Date times the Notional
Amount in effect for such date times the LIBOR
Floating Rate Day Count Fraction.
2. Additional Provisions:
     (a) Business Days. New York.
     (b) Calculation Agent. The Trust. The Trust shall delegate its duties as the Calculation Agent to the Administrator, in accordance with the terms of the Schedule.
     (c) Notice of Payment Amounts. The Calculation Agent shall provide notice to CSi and the Trust by at least 1:00 p.m. (New York City time) 1 Business Day prior to the LIBOR Floating Rate Payer Payment Date of whether CSi is required to make a payment and, if so, the amount of such payment together with reasonable details as to how the amounts were calculated pursuant to the aggregate principal balance of the Trust Student Loans. Notwithstanding anything herein to the contrary, if notice is received by CSi after 1:00 p.m. (New York City time) 1 Business Day prior to each such LIBOR Floating Rate Payer Payment Date, the LIBOR Floating Rate Payer Payment Date shall be 1 Business Day after the day such notice is deemed to be received. For purposes hereof, any notice received on any day after 1:00 p.m. and/or any day that is not a Business Day shall be deemed received on the next Business Day.

3. Account Details:

Payments to CSi:

For the Account of:	CSi

The Bank of New York
ABA #021000018
CSFB International
A/C: 890-0360-968

Payments to the Trust:

For the Account of :	SLM Private Credit Student Loan Trust 2007-A

For the account of:
Account No.:	ABA:
GLA:
TAS:
Acct:
Ref: SLM PC Trust 2007-A

For payment inquiries:	SLM Private Credit Student Loan 2007-A
c/o Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Trust Administration
Facsimile No.: (703) 9845651
Telephone No.: (703) 984-6706
Electronic Messaging System Details: None
4. Offices:
     (a) The Office of CSi for this Transaction is London, England.
     (b) The Office of the Trust for this Transaction is Chicago, Illinois.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.
     Very truly yours,

CREDIT SUISSE INTERNATIONAL
By:	/S/ VITTORIO SCIALOJA
	Name:	Vittorio Scialoja
	Title:	Authorized Signatory

Accepted and confirmed as of the date first written above.
SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A. not in its individual capacity but in its capacity as Trustee under that certain Amended and Restated Trust Agreement dated as of March 29, 2007 by and among the Trustee, SLM Funding LLC, The Bank of New York (Delaware),in its capacity as as the Delaware Trustee, and The Bank of New York, in its capacity as the Indenture Trustee

By:	/S/ MARICELA MARQUEZ
	Name:	Maricela Marquez
	Title:	Assistant Vice President